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                                                                    Exhibit 10.2
                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                             COVENANT NOT TO COMPETE

                  THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE (the "Employment Agreement"), by and between THE SCOTTS COMPANY (the "Company") and ROBERT F. BERNSTOCK (the "Executive"), effective as of October 1, 2004.

                                   WITNESSETH:

                  WHEREAS, the Executive and the Company entered into an Employment Agreement and Covenant Not to Compete, effective as of October 1, 2004, which was executed on September __, 2004 (the "Employment Agreement"); and

                  WHEREAS, it has been discovered that, due to a transcription error, a provision of the Employment Agreement was inadvertently deleted in the document delivered to the Company and the Executive for execution; and

                  WHEREAS, the Company desires to correct such accidental deletion and the Executive agrees to such correction through execution of this First Amendment to the Employment Agreement, effective as though included in the text of the original Employment Agreement itself;

                  NOW THEREFORE, in consideration of the premises and agreements of the parties contained in this First Amendment, and intending to be legally bound, the Executive and the Company agree that the Employment Agreement is hereby amended as follows:

                  1. Paragraph 7 is hereby amended by the addition of the following Paragraph 7(i), to appear between Paragraphs 7(h) and 7(j) in the text thereof.

                           "(i) D & O Insurance. The Company shall maintain during the Term of this Employment Agreement and for a period of sixty months thereafter Directors and Officers Liability Insurance covering the Executive (or the Executive's estate, if the Executive is deceased or incompetent), which provides coverage at least as favorable to the Executive (or the Executive's estate, if the Executive is deceased or incompetent), as coverage under the Company's policy in effect on the date of execution of this Employment Agreement, and which coverage shall be increased from time to time in such amounts as the Board may determine to be appropriate in light of the Company's operations."



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                  2. Except as hereby amended, the Executive and the Company hereby ratify the terms and provisions of the Employment Agreement, as executed on September __, 2004.

                                                   The Scotts Company



                                                   By:  /s/ Denise Stump
                                                        ------------------------
                                                   Its: Executive Vice President
                                                        Global Human Resources

AGREED AND ACCEPTED this ___
day of October, 2004 and
effective as of October 1,
2004.


     /s/ Robert F. Bernstock
------------------------------------
Robert F. Bernstock